Exhibit 10.33

AMENDMENT NO. 1 TO AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of June 15, 2004, is entered into between AFC FUNDING CORPORATION, an Indiana corporation (the “Company”) and AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (the “Originator”).

R E C I T A L S

A. The Company and the Originator are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time (the “Agreement”).

B. The Company, the Originator, Fairway Finance Company, LLC, Harris Nesbitt Corp. and XL Capital Assurance Inc. are parties to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 15, 2004 (the “Receivables Purchase Agreement”).

C. The Company and the Originator desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms used but not defined herein have the meanings provided in the Receivables Purchase Agreement.

2. Amendments to Agreement. The Agreement is amended as follows:

2.1 Section 5.11(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) No effective financing statement or other instrument similar in effect covering any Receivable or any Related Right is on file in any recording office except such as may be filed in favor of the Company in accordance with this Agreement or in favor of the Agent for the benefit of the Secured Parties in accordance with the Receivables Purchase Agreement.”

2.2 Section 5.20 of the Agreement is hereby amended in its entirety to read as follows:

Section 5.20 Eligibility of Receivables. So long as the Originator is the Servicer, each Pool Receivable included as an Eligible Receivable in the calculation of Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation. The Servicer, on behalf of the Company may from time to time on the Servicer Report identify specific Receivables as “Specified Ineligible Receivables”.

2.3 Section 6.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

(c) Receivables Review. (i) From time to time during regular business hours, upon reasonable prior notice as requested by the Company, the Agent or the Insurer, permit the Company, the Agent or the Control Party, or their registered agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Originator relating to Receivables and the Related Rights, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Receivables and the Related Rights or the Originator’s performance hereunder or under the Contracts with any of the officers or employees of the Originator having knowledge of such matters; and (ii) without limiting the provisions of clause (i) immediately above, from time to time on request of the Insurer or the Agent, permit certified public accountants or other auditors acceptable to the Insurer or the Agent, as applicable, to conduct a review of its books and records with regards to the Receivables and Related Rights; provided, however, that the Control Party (or if the Control Party is the Majority Purchasers, the Agent) shall not be reimbursed for more than two such examinations in any year (including any examinations conducted pursuant to any other Transaction Document but excluding any audit conducted pursuant to Section 4.2(a) of the Receivables Purchase Agreement unless (x) a Level One Trigger has occurred and is continuing, in which case the Company, the Control Party or the Agent shall be reimbursed for four such examinations per year in addition to any audits conducted pursuant to Section 4.2(a) of the Receivables Purchase Agreement or (y) a Termination Event, Unmatured Termination Event or Control Party Notice Event has occurred, in which case the Control Party (or if the Control Party is the Majority Purchasers, the Agent) shall be reimbursed for all such examinations. The Control Party agrees to notify the Agent of any such examinations and agrees that the Agent can be present at any such examinations.

2.4 Section 6.1(i) of the Agreement is hereby amended by removing “paragraph (16)” therein and replacing it with “paragraph (17)”.

2.5 Section 8.1(g) of the Agreement is hereby amended by removing the amount “$250,000” from the final sentence thereof and replacing it with “$10,000,000.”

2.6 Schedule 1.lb of the Agreement is hereby amended and replaced in its entirety with Schedule l.lb hereto.

3. Representations and Warranties. The Originator hereby represents and warrants to the Company as follows:

(a) Representations and Warranties. The representations and warranties of the Originator contained in Article V of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

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(b) Enforceability. The execution and delivery by the Originator of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

(c) Purchase and Sale Termination Event. No Purchase and Sale Termination Event has occurred and is continuing.

4. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Company, the Originator, the Agent and the Insurer of counterparts of this Amendment and the Receivables Purchase Agreement, each duly executed and dated as of the date hereof (or such other date satisfactory to the Agent and the Insurer), in form and substance satisfactory to the Agent and the Insurer.

5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Purchase and Sale Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Indiana without reference to conflict of laws principles.

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AFC FUNDING CORPORATION

By:	/s/ Curtis L. Phillips
Name:	Curtis L. Phillips
Title:	Vice President and Treasurer

AUTOMOTIVE FINANCE CORPORATION

By:	/s/ Curtis L. Phillips
Name:	Curtis L. Phillips
Title:	Vice President and Treasurer

CONSENTED TO BY:

XL CAPITAL ASSURANCE INC.

By:	/s/ Richard Pfaltzgraff
Name:	Richard Pfaltzgraff
Title:	Managing Director

S-1

(Amendment No. 1 to Amended and

Restated Purchase and Sale Agreement)

HARRIS NESBITT CORP., as Agent

By:	/s/ Kevin P. Gibbons
Name:	Kevin P. Gibbons
Title:	Managing Director

By:	/s/ David J. Kucera
Name:	Davla J. Kucera
Title:	Managing Director

S-2

(Amendment No. 1 to Amended and

Restated Purchase and Sale Agreement)

SCHEDULE 1.lb

EXCLUDED RECEIVABLES

“Excluded Receivables” has the meaning provided in the Receivables Purchase Agreement.